As filed with the Securities and Exchange Commission on February 4, 2004 Registration No. 333-________

                       SECURITIES  AND  EXCHANGE  COMMISSION
                              WASHINGTON  D.C.  20549

                                    FORM  S-8

             REGISTRATION  STATEMENT  UNDER  THE  SECURITIES  ACT  OF  1933

                             XTREME  COMPANIES,  INC.

             (Exact  name  of  registrant  as  specified  in  its  charter)

                 NEVADA                                 88-0394021
                ---------                               ----------
     (State  or  other  jurisdiction                  (IRS  Employer
     of  incorporation  or  organization)          Identification  No.)

                            Kevin Ryan, CEO/Director
                             Xtreme Companies, Inc.
                           11782 Western Ave., Unit18
                            Stanton, California 90680
                                 (714) 895-0944

                                 --------------
     (Address,  Including  Zip Code and Telephone Number, of Principal Executive
                                    Offices)

                         CORPORATE  CONSULTING  AGREEMENTS
                            (Full  Title  of  the  Plan)

                            Kevin Ryan, CEO/Director
                             Xtreme Companies, Inc.
                           11782 Western Ave., Unit18
                            Stanton, California 90680
                            Telephone:  (714)  895-0944

                      (Name,  Address  and  Telephone  Number,
                   including  Area  Code,  of  Agent  for  Service)


                               CALCULATION  OF  REGISTRATION  FEE

                                                         Proposed
                                                         Maximum                          Maximum
                                                         Amount            Proposed       Aggregate         Amount of
Title of Securities . . . . . . . . . . . . . . . . . .  To Be             Offering       Offering          Registration
To Be Registered. . . . . . . . . . . . . . . . . . . .  Registered        Per Share      Price             Fee
------------------------------------------------------   ---------------   ------------    ---------------   ---------------

Common Stock, par value
..001 per share  . . . . . . . . . . . . . . . . . . ..      200,000(1)       $0.225(2)     $45,000            $5.70
------------------------------------------------------   ---------------   ------------    ---------------   ---------------

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Act"), this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported on the OTC Electronic Bulletin Board of the National Association of Securities Dealers on January 29, 2004.

                                     PART  I

              INFORMATION  REQUIRED  IN  THE  SECTION  10(A)  PROSPECTUS

ITEM  1.     PLAN  INFORMATION

     Pursuant to the Note to Part I of the Form S-8, the information required by
Part  I  is  not  filed  with  the  Securities  and  Exchange  Commission.

ITEM  2.     INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION

     The Registrant will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Xtreme Companies, Inc., 11782 Western Ave., Unit 18, Stanton, California 90680. Our telephone number is (714) 895-0944.


                                     PART  II
               INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference in this registration statement.

     a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed pursuant to Section 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by Registrant pursuant to Section 13(c) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

     c) The description of the common stock, $.001 par value per share (the "Common Stock") of the Registrant is contained in the Registrant's registration statement on Form 10-KSB.

     All documents filed by the Registrant pursuant to Section 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.  The class of securities to be offered is registered under
Section  12  of  the  Exchange  Act.

ITEM  5.     INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     No expert or counsel will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director or officer or employee of registrant. Nor does any expert or counsel have any contingent based agreement with us or any other interest in or connection to us.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Article XI of the By-laws of the Registrant contain the following provisions with respect to liability of directors and officers:

     Every Person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expense, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be contact right, which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

     The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the poser to indemnify such person.

     The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend there and such Bylaws to provide at all time the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

     The General Corporation Law of the State of Nevada generally provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

             Not  applicable.

ITEM  8.     EXHIBITS

Exhibit  No.  Description
------------  -----------

5.1   Opinion of  Amy  Trombly,  Esq.

10.1 Consulting Agreement between the Company and Douglas Leighton dated January 15, 2004.

10.2 Consulting Agreement between the Company and Michael Novielli dated January 5, 2004.

23.1   Consent  of  Counsel  (included  in  Exhibit  5.1).

23.2   Consent  of Beckstead and Watts, LLP



ITEM  9.     UNDERTAKINGS

(a)     The  Company  hereby  undertakes:

     1. To file, during any period in which it offers or sells securities are being made, a post-effective amendment to this registration statement to:

          (i) Include any additional or changed material information with respect to the plan of distribution.

     2. For determining liability under the Securities Act of 1933, that each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering .

     3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities
Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stanton, State of California the 4th day of February 2004.

                              XTEME  COMPANIES,  INC.


                              By:  /s/  Kevin  Ryan
                              --------------------
                              Kevin  Ryan
                              Chief  Executive  Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicates and on the dates indicated.

                                     TITLE                           DATE
                                     -----                           ----

/s/  Kevin Ryan                Chief  Executive  Officer,    February 4,  2004
-----------------------         President  and  Director
Kevin  Ryan


/s/  Barrett  Evans              Director                    February 4,  2004
-----------------------
Barrett  Evans

/s/  Douglas  H.  Leighton        Director                   February 4,  2004
-----------------------
Douglas  H.  Leighton

/s/  Michael  A.  Novielli        Director                   February 4,  2004
-----------------------
Michael  A.  Novielli

/s/  Theodore  J.  Smith          Director                   February 4,  2004
-----------------------
Theodore  J.  Smith